UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  April 25, 2007
(Date of Earliest Event Reported)

SYMYX TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-27765	77-0397908
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

3100 Central Expressway
Santa Clara, California	95051
(Address of Principal Executive Offices)	(Zip Code)

(408) 764-2000
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN REPORT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 25, 2007, Symyx Technologies, Inc. (“Company”) issued a press release announcing that Isy Goldwasser, president of the Company, will succeed Steven Goldby as chief executive officer; Mr. Goldby will assume the position of executive chairman. The transition will be effective June 12, 2007, the date of the Company’s 2007 annual stockholders’ meeting. A copy of the press release is attached hereto as Exhibit 99.1.

Steven D. Goldby, 67, has served as the Company’s Chairman of the Board of Directors and Chief Executive Officer since July 1998. Prior to joining the Company, Mr. Goldby served as Chief Executive Officer and Chairman of the Board of MDL Information Systems, Inc. from 1987 to July 1998. Currently, My Goldby serves on the Board of Directors for Sunesis Pharmaceuticals, Inc., Ilypsa, Inc. and Intermolecular, Inc. The Company owns approximately 13% each of Ilypsa’s and Intermolecular’s outstanding shares. Mr. Goldby holds an A.B. from the University of North Carolina and a J.D. from Georgetown University Law School.

Isy Goldwasser, 37, has served as the Company’s President since February 1998. He also served as Chief Operating Officer from February 1998 to June 2004. From February 1996 to February 1998, Mr. Goldwasser served as the Company’s Vice President of Corporate Development. Mr. Goldwasser holds a B.S. from the Massachusetts Institute of Technology and an M.S. from Stanford University.

Item 9.01.       Financial Statements and Exhibits

Exhibit Number	Description

99.1

Press Release disseminated on April 25, 2007 announcing that Isy Goldwasser will succeed Steven Goldby as chief executive officer and that Steven Goldby will assume the position of executive chairman of the Registrant, both effective June 12, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYMYX TECHNOLOGIES, INC.

Date: April 25, 2007	By:	/s/ Steven D. Goldby
Steven D. Goldby,
Chairman of the Board and
Chief Executive Officer
(Principal Executive Officer)

Date: April 25, 2007	By:	/s/ Jeryl L. Hilleman
Jeryl L. Hilleman
Executive Vice President,
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1

Press Release disseminated on April 25, 2007 announcing that Isy Goldwasser will succeed Steven Goldby as chief executive officer and that Steven Goldby will assume the position of executive chairman of the Registrant, both effective June 12, 2007.